UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) June 6, 2006 (May 31, 2006)


                              GAMCO INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

            New York                  1-14761               13-4007862
        (State or other             (Commission           (IRS Employer
  jurisdiction of incorporation)    File Number)        Identification No.)


       One Corporate Center, Rye, NY                          10580
  (Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code   (914) 921-3700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01. Entry into a Material Definitive Agreement.

(a) On May 31, 2006, GAMCO Investors, Inc. (the "Company") entered into an Exchange and Standstill Agreement (the "Exchange and Standstill Agreement") with Frederick J. Mancheski ("Mancheski") pursuant to which, among other things, Mancheski agreed to exchange the 2,071,635 shares of Class B Common Stock of the Company (the "Class B Stock") he received in connection with the settlement of all legal matters related to his shares of GGCP, Inc. ("GGCP"), a private company that is the majority owner of the Company, for an equal number of shares of Class A Common Stock of the Company (the "Class A Stock"). In addition to other general standstill restrictions, Mancheski has agreed, among other things,
(i) not to solicit proxies in opposition to Company management; (ii) not to attempt to exercise any control over management or the Company; (iii) to vote his shares in favor of the nominees and positions advocated by the board of directors; (iv) subject to certain exceptions, not to acquire any additional shares of the Company or seek to acquire the Company; (v) not to become part of a "group" with any other persons; (vi) not to initiate, propose or submit one or more stockholder proposals or induce or attempt to induce any other person to initiate any stockholder proposal; (vii) not to seek to call or to request the call of, a special meeting of the Company's stockholders, or make a request for a list of the Company's stockholders; (viii) not to deposit any Class A Stock or other Voting Securities (as defined in the Exchange and Standstill Agreement) in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof; and (ix) not to commence, encourage, or support any derivative action in the name of the Company or any class action against the Company or any of its officers or directors, each for a period of ten years.

       The shares of Class A Stock to be received by Mancheski will be subject to a lockup period of two years, beginning on the date of registration of the shares of Class A Stock with the Securities and Exchange Commission (the "SEC") pursuant to the terms of the Registration Rights Agreement (as described below). On the first day of every month during the lockup period, Mancheski will be permitted to sell, transfer and/or dispose of one-twenty fourth (1/24th) of the shares of Class A Stock that he received and which are subject to the lockup.

(b) On May 31, 2006, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") with Mancheski and David M. Perlmutter ("Perlmutter") which requires the Company to, within 30 days, file a shelf registration statement with the SEC covering the resale of all shares of Class A Stock of the Company (the "Registrable Shares") issued to Mancheski and Perlmutter in connection with the settlement of all legal matters related to their shares of GGCP. Under the Registration Rights Agreement, the Company has agreed to use its best efforts to cause to become effective as promptly as possible after the date of its filing (the "Effectiveness Date"), a shelf registration statement with respect to the resale of the Registrable Shares. The Company will use its best efforts to keep the shelf registration statement effective until the earlier of (i) the date when all Registrable Securities covered by such registration statement have been sold or (ii) three years after the Effectiveness Date, subject to certain extensions. The Company shall use its best efforts to cause all Registrable Securities to be listed on the New York Stock Exchange and to be qualified under the blue sky laws of certain states.


Item 3.02. Unregistered Sales of Equity Securities.

       On May 31, 2006 the Company agreed to exchange all shares of Class B Stock issued to Mancheski and Perlmutter in connection with the settlement of all legal matters related to their shares of GGCP for an equal number of shares of Class A Stock, as described above The exchange is exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"), which provides an exemption from the registration requirements of the Securities Act for securities exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.


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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GAMCO Investors, Inc.

                                       By:       /s/  Douglas R. Jamieson
                                           -------------------------------------

                                                     Douglas R. Jamieson
                                           President and Chief Operating Officer


Date:   June 6, 2006
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